Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Axon Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Senior Debt Securities (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Debt	Subordinated Debt Securities (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Equity	Common Stock, par value $0. 00001 per share (“Common Stock”) (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Equity	Preferred Stock, par value $0.00001 per share (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Other	Warrants (1)(4)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
	Other	Units (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	Common Stock (1)	415(a)(6)	1,954,450	N/A	N/A			S-3	333-255380	4/20/2021	$41,362.45(5)
	Total Offering Amounts					N/A		$0
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$0

(1) The securities registered under this registration statement may be sold separately, together or as units consisting of two or more constituent securities registered hereunder with the other securities registered hereunder. Separate consideration may or may not be received for any securities issued upon the conversion, redemption, exchange, exercise or settlement of any securities registered hereunder.

(2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all registration fees other than as specified in footnote (5) below. In connection with the securities offered hereby (other than the Unsold Securities (as defined below)), the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(3) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issued upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(4) Representing rights to purchase any combination of our senior debt securities, subordinated debt securities, common stock, preferred stock or other securities.

(5)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include 1,954,450 of unsold shares of Common Stock (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-255380) filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered 3,000,000 shares of Common Stock pursuant to a Rule 424(b)(5) filing made with the SEC on August 10, 2021 in connection with an equity distribution agreement with J.P. Morgan with a proposed maximum aggregate offering price of $581,940,000. The registrant sold an aggregate of 1,045,550 shares of such Common Stock under the Prior Registration Statement, leaving the balance of 1,954,450 shares of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $41,362.45 to register the Unsold Securities. Pursuant to Rule 415(a)(6), the filing fee of $41,362.45 associated with the offering of the Unsold Securities is hereby carried forward to be applied to the offer and sale of the Unsold Securities registered hereunder, and as a result, no additional filing fee is due with respect to the Unsold Securities included in this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the time of filing of Amendment No. 1 to this registration statement.